Exhibit 32.1

WRITTEN STATEMENT OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER
PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

The undersigned, the Chief Executive Officer and the Chief Financial Officer of Arbitron Inc. (the “Company”), each hereby certifies that, to his knowledge, on the date hereof:

(a)	the Annual Report on Form 10-K of the Company for the year ended December 31, 2003 filed on the date hereof with the Securities and Exchange Commission (the “Annual Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Stephen B. Morris

Stephen B. Morris
Chief Executive Officer
Date: March 5, 2004

/s/ William J. Walsh

William J. Walsh
Chief Financial Officer
Date: March 5, 2004